Exhibit 99.1

TransMedics Appoints Fernando Araujo as Chief Financial Officer and Reiterates 2026 Financial Outlook

Andover, Mass. – September 10, 2026 – TransMedics Group, Inc. (“TransMedics”) (Nasdaq: TMDX), the global leader in portable warm perfusion for donor organs for transplantation, today announced the appointment of Fernando Araujo as Chief Financial Officer, effective September 21, 2026. Mr. Araujo brings more than 20 years of public-company finance leadership at GE HealthCare, General Electric, and 3M to support the Company’s next phase of global growth. He succeeds Gerardo Hernandez, who will transition to Commercial Strategic Advisor, LATAM to lead TransMedics’ expansion into Latin America. Concurrent with today’s announcement, TransMedics is reiterating its full-year revenue guidance for 2026.

Mr. Araujo is a global finance executive with more than 20 years of public-company experience across the healthcare, industrial, and energy sectors. Most recently, he served as Chief Financial Officer of GE HealthCare’s Advanced Imaging Solutions segment, a $16 billion segment combining GE HealthCare’s Imaging and Advanced Visualization Solutions businesses with its global Integrated Supply Chain and Global Service organizations. He previously served as GE HealthCare’s Corporate Finance CFO responsible for FP&A and Finance Transformation while closely partnering with the investor relations team. In addition, Mr. Araujo served as the Senior Vice President of Finance for Enterprise Operations at 3M. Earlier in his career, during a 17-year tenure at General Electric, he held a series of senior finance and CFO roles, including CFO of Grid Solutions Latin America, FP&A Leader for GE Energy Connections, and CFO of GE’s Healthcare Latin America and Healthcare U.S. & Canada businesses.

“Fernando joins TransMedics at a growth inflection point,” said Waleed Hassanein, M.D., President and Chief Executive Officer. “We are focused on scaling rapidly across strategic dimensions of our business to stimulate U.S. NOP heart and lung growth, expand our product pipeline with OCS Kidney and OCS Gen-3.0, drive operating leverage, and build out our international NOP commercial and logistics footprint across Europe. Fernando’s track record of scaling finance operations at complex, global healthcare businesses is well aligned with what’s ahead of TransMedics, and we are confident he will help us capitalize on the significant growth opportunities ahead. I am delighted to welcome Fernando to TransMedics.”

“I am excited to join TransMedics at such an important stage in the Company’s growth,” said Mr. Araujo. “TransMedics has differentiated technology, an industry leadership position, and multiple near-term potential growth catalysts. I look forward to partnering with the leadership team to support disciplined execution, expand operating leverage, and create lasting value for shareholders while advancing the Company’s mission for transplant patients.”

“Dr. Hassanein concluded, “I would like to express my sincere gratitude for Gerardo’s partnership and leadership over the past two years; his contributions have been central to our operational execution. Our LATAM commercial opportunity is beginning to materialize, and Gerardo is uniquely positioned to lead an early entry in the region– working directly with me and our international commercial leadership team to accelerate our expansion and capture this high-value opportunity.”

2026 Financial Outlook

TransMedics is reiterating its full-year 2026 revenue guidance of $737 million to $757 million, representing approximately 22% to 25% year-over-year growth. This guidance continues to exclude any revenue contribution from the Company’s recent strategic investment in PAD Aviation Service GmbH. The Company expects to revisit this outlook in conjunction with its third quarter 2026 results.

Upcoming Investor Conferences

Morgan Stanley 24th Annual Global Healthcare Conference in New York. TransMedics management will participate in a fireside chat on Monday, September 14, 2026, at 3:20 p.m. Eastern Time.

Baird 2026 Global Healthcare Conference in New York. TransMedics management will participate in a fireside chat on Tuesday, September 15, 2026, at 9:40 a.m. Eastern Time.

A live and archived webcast of both fireside chats will be available in the “Investors” section of the TransMedics website at https://investors.transmedics.com, where the Company’s standard investor presentation is also available.

About TransMedics Group, Inc.

TransMedics is the world’s leader in portable extracorporeal warm perfusion and assessment of donor organs for transplantation. Headquartered in Andover, Massachusetts, the company was founded to address the unmet need for more and better organs for transplantation and has developed technologies to preserve organ quality, assess organ viability prior to transplant, and potentially increase the utilization of donor organs for the treatment of end-stage heart, lung, and liver failure.

Forward-Looking Statements

This press release contains forward-looking statements with respect to, among other things, future results and events, including a leadership transition, our full-year guidance and projected estimates, potential clinical outcomes and therapies, and statements about our operations, operational execution, financial position, strategic plans and other business plans. For this purpose, all statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “could,” “target,” “predict,” “seek” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties. Our management cannot predict all risks, nor can we assess the impact of all factors or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in or implied by any forward-looking statements we may make. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated in or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ include: the fluctuation of our financial results from quarter to quarter; our ability to attract, train and retain key personnel; our dependence on the success of the OCS; our ability to expand access to the OCS through our NOP; our ability to improve the OCS platform, including by developing the next generation of the OCS products or expanding into new indications and the development, and potential commercialization of our OCS Kidney device; the degree of success we experience in commercializing our OCS products for additional indications, including potentially OCS Kidney; the timing or results of clinical trials for the OCS, including pre- and post-approval studies, or other product candidates, including CHOPS; our ability to sustain profitability; our need to raise additional funding and our ability to obtain it on favorable terms, or at all; our ability to use net operating losses and research and development credit carryforwards; that we have identified a material weakness in our internal control over financial reporting, and that we may identify additional material weaknesses in the future; our ability to scale our manufacturing and sterilization capabilities to meet increasing demand for our products; the rate and degree of market acceptance of the OCS; our ability to educate patients, surgeons, transplant centers and private and public payors on the benefits offered by the OCS; our dependence on a limited number of customers for a significant portion of our revenue; our ability to maintain regulatory approvals or clearances for our OCS products in the United States, the European Union and other select jurisdictions worldwide; our ability to adequately respond to the Food and Drug Administration (the “FDA”), or other competent authorities, follow-up inquiries in a timely manner; the impact of healthcare policy changes, including recently enacted or potential future legislation or administrative actions affecting or reforming the U.S. healthcare system, Organ Procurement and Transplantation Network, or the FDA; the performance of our third-party suppliers and manufacturers; our use of third parties to transport donor organs and medical personnel for our NOP and our ability to maintain and grow our transplant logistics capabilities to support our NOP to reduce dependence on third party transportation, including by means of attracting, training and retaining pilots, and the acquisition, maintenance or replacement of fixed-wing aircraft for our aviation transportation services or other acquisitions, joint ventures or strategic investments; our ability to maintain Federal Aviation Administration, or other regulatory licenses or approvals for our aircraft transportation services; price increases of the components of our products and maintenance, parts and fuel for our aircraft; our manufacturing, sales, marketing and clinical support capabilities and strategy; attacks against our information technology, or IT, infrastructure; the economic, political and other risks associated with our foreign operations; our ability to protect, defend, maintain and enforce our intellectual property rights relating to the OCS and avoid allegations that our products or services infringe, misappropriate or otherwise violate the intellectual property rights of third parties; the pricing of the OCS, as well as the reimbursement coverage for the OCS in the United States and internationally; regulatory developments in the United States, European Union and other jurisdictions; the impact of a shutdown of the U.S. government; the extent and success of competing products or procedures that are or may become available; our ability to service our 1.50% convertible senior notes, due 2028; our existing and any future indebtedness, including our ability to comply with affirmative and negative covenants under our credit agreements to which we will remain subject until maturity; the impact of any product recalls or improper use of our products; our international expansion plans and the costs related thereto, including the costs associated with maintaining, improving and expanding our commercial operations globally, including the NOP and the Company’s investment in PAD Aviation; our estimates regarding revenue, expenses, capital expenditures and needs for additional financing; and other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”). Additional information will be made available in our annual and quarterly reports and other filings that we make with the SEC. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and we are not able to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

TransMedics routinely posts information that may be important to investors on the landing page of the Company’s website and in the “Investors” section of the website at https://investors.transmedics.com/. Investors and potential investors are encouraged to consult the TransMedics website regularly for important information about TransMedics.

Investor Contact:

Brian Johnston

Hannah Jeffrey

332-895-3222

Investors@transmedics.com